UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 25, 2011
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

As previously reported by Supertel Hospitality, Inc., on December 15, 2010, Royco Hotels, Inc., the manager of a majority of Supertel’s hotels, filed a complaint against Supertel in the District Court of Douglas County, Nebraska alleging breach of Supertel’s management agreement with Royco and other complaints related to the solicitation of bids by Supertel from other management companies.  On March 25, 2011, Royco and Supertel settled the lawsuit and entered into a settlement agreement pursuant to which (a) Supertel will pay an aggregate of $590,000 in varying amounts of installments through July 1, 2013 to Royco as financial settlement of the lawsuit and fees owed to Royco as termination fees for hotels that have been sold, (b) Royco will permit Supertel and potential new managers access to certain Royco employees and waive any prohibitions under the management agreement with respect to such access, and (c) the management agreement will be terminated effective May 31, 2011.

Item 8.01  Other Events

Item 1.02 is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: March 25, 2011	By: /s/ Kelly A. Walters
Name: Kelly A. Walters
Title: President and Chief Executive Officer